Exhibit 99.1

-

WisdomTree Announces Third Quarter 2024 Results

Record AUM of $112.6 Billion

850 bps of Operating Margin Expansion vs. YTD September 30, 2023

Diluted Loss Per Share of -$0.13 and +$0.18 Earnings Per Share, as Adjusted

New York, NY – (Business Wire) – October 25, 2024 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the third quarter of 2024.

($4.5) million of net loss ($28.8(1) million of net income, as adjusted), including a loss on extinguishment of our convertible notes of $30.6 million and a $4.0 million civil money penalty in connection with a settlement with the U.S. Securities and Exchange Commission (the “SEC”) regarding certain statements about the ESG screening process for three ETFs advised by WisdomTree Asset Management, Inc. (the “SEC ESG Settlement”). See “Non-GAAP Financial Measurements” for additional information.

$112.6 billion of ending AUM, an increase of 2.6% from the prior quarter arising from market appreciation, partly offset by net outflows.

($2.4) billion of net outflows, primarily driven by outflows from our international developed equity, fixed income and commodity products.

0.37% average advisory fee, unchanged from the prior quarter.

$113.2 million of operating revenues, an increase of 5.7% from the prior quarter due to higher average AUM and the recognition of $3.7 million of other revenue related to legal and other related expenses incurred in connection with the SEC ESG Settlement that are expected to be covered by insurance.

80.8% gross margin(1), a 0.4 point decrease from the prior quarter due to higher expenses.

36.0% operating income margin, a 4.7 point increase compared to our operating margin of 31.3% in the prior quarter primarily due to higher revenues, as well as lower professional fees incurred in connection with an activist campaign. Our adjusted operating income margin of 37.3%(1) increased 2.0 points compared to our adjusted operating income margin of 35.3% in the prior quarter due to higher revenues.

$198.8 million of cash consideration paid to repurchase (1) all 14,750 shares of our Series A Non-Voting Convertible Preferred Stock (equivalent to 14.75 million shares of our common stock) from ETFS Capital Limited and (2) approximately 5.7 million shares of our common stock.

$345.0 million issuance of convertible senior notes due 2029 (the “2029 Notes”), bearing interest at a rate of 3.25% and issued with a conversion price of $11.82 per share. Concurrent with the issuance, we paid $132.7 million to repurchase $104.2 million aggregate principal amount of our 5.75% convertible senior notes (conversion price of $9.54 per share) due 2028 (the “2028 Notes”).

$0.03 quarterly dividend declared, payable on November 20, 2024 to stockholders of record as of the close of business on November 6, 2024.

1

Update from Jonathan Steinberg, WisdomTree CEO

“Our strong third-quarter results demonstrate how we are capitalizing on key secular growth trends, such as the expansion of our models business and our leadership in tokenization. As demand for efficient portfolio solutions continues to grow, we are broadening our reach in the advisor space while positioning ourselves at the forefront of blockchain-enabled finance. Platforms like WisdomTree Prime® and WisdomTree Connect™ are integral to our future growth strategy, offering innovative solutions that meet the evolving needs of both retail and institutional clients. We believe these initiatives will drive substantial long-term value for our stakeholders.”

Update from Jarrett Lilien, WisdomTree COO and President

“With record assets under management in the third quarter, WisdomTree continues to deliver strong financial performance. Our adjusted operating margin expanded by over 800 basis points to 37.3%, while adjusted earnings per share grew by 80% year-over-year. These results highlight the strength of our scalable business model and our disciplined expense and capital management. Recent strategic actions, including WisdomTree’s repurchase of all of its outstanding Series A Non-Voting Convertible Preferred Stock from ETFS Capital Limited and additional common stock, underscore our commitment to delivering shareholder value. These efforts demonstrate efficient execution and the proactive steps we’re taking to ensure long-term success.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$112.6	$109.7	$107.2	$100.1	$93.7
Net (outflows)/inflows	$(2.4)	$0.3	$2.0	$(0.3)	$2.0
Average AUM	$110.4	$108.4	$102.4	$96.5	$95.7
Average advisory fee	0.37%	0.37%	0.36%	0.36%	0.36%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$113.2	$107.0	$96.8	$90.8	$90.4
Net (loss)/income	$(4.5)	$21.8	$22.1	$19.1	$13.0
Diluted (loss)/earnings per share	$(0.13)	$0.13	$0.13	$0.16	$0.07
Operating income margin	36.0%	31.3%	28.9%	28.7%	29.5%

As Adjusted (Non-GAAP(1)):
Operating revenues, as adjusted	$109.5	$107.0	$96.4	$90.8	$90.4
Gross margin	80.8%	81.2%	79.3%	79.7%	80.1%
Net income, as adjusted	$28.8	$27.1	$20.3	$18.6	$18.0
Diluted earnings per share, as adjusted	$0.18	$0.16	$0.12	$0.11	$0.10
Operating income margin, as adjusted	37.3%	35.3%	29.7%	28.7%	29.5%

2

RECENT BUSINESS DEVELOPMENTS

Company News

•     In August 2024, we completed a private offering of $345.0 million in aggregate principal amount of our 2029 Notes and concurrently repurchased (1) $104.2 million aggregate principal amount of our 2028 Notes, (2) approximately 5.7 million shares of our common stock in open market transactions and (3) all 14,750 shares of our Series A Non-Voting Convertible Preferred Stock (equivalent to 14.75 million shares of our common stock) from ETFS Capital Limited.

•     In September 2024, we announced the launch of WisdomTree Connect, a new platform unlocking tokenized real-world assets (RWA) access to a broader range of users, where over time, customers will be able to interact with any WisdomTree-issued token, in any wallet, across supported blockchains.

•     In October 2024, we celebrated the 10-year anniversary of WisdomTree in Europe. Since entering the region, we have been delivering differentiated and value-add solutions to European investors through a comprehensive range of exchange traded products.

Product News

•     In August 2024, we launched WisdomTree Core Physical Silver (WSLV), a new low-cost physically backed silver exchange-traded commodity (ETC), on Börse Xetra, the London Stock Exchange and Borsa Italiana; we also cross-listed WisdomTree Energy Transition Metals and Rare Earths Miners UCITS ETF (RARE) and WisdomTree Quality Growth UCITS ETF (QGRW) on the Swiss stock exchange, SIX.

•     In September 2024, we launched WisdomTree European Natural Gas (TTFW), the world’s first European natural gas ETC, on the London Stock Exchange, Borsa Italiana and Börse Xetra.

•     In October 2024, we announced the ability for users of WisdomTree Prime® to select the WisdomTree Government Money Market Digital Fund (WTGXX) as a spending source for their WisdomTree Prime Visa® Debit Card.

3

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended								Nine Months Ended
	Sept. 30, 2024		June 30, 2024	Mar. 31, 2024		Dec. 31, 2023		Sept. 30, 2023	Sept. 30, 2024	Sept. 30, 2023
Operating Revenues:
Advisory fees	$101,659		$98,938	$92,501		$86,988		$86,598	$293,098	$246,239
Other revenues	11,509		8,096	4,337		3,856		3,825	23,942	11,952
Total revenues	113,168		107,034	96,838		90,844		90,423	317,040	258,191
Operating Expenses:
Compensation and benefits	29,405		30,790	31,054		27,860		27,955	91,249	81,672
Fund management and administration	21,004		20,139	19,962		18,445		18,023	61,105	52,903
Marketing and advertising	4,897		5,110	4,408		4,951		3,833	14,415	12,305
Sales and business development	3,465		3,640	3,611		3,881		3,383	10,716	9,703
Contractual gold payments	—		—	—		—		—	—	6,069
Professional fees	6,315		6,594	3,630		3,201		3,719	16,539	15,768
Occupancy, communications and equipment	1,397		1,314	1,210		1,208		1,203	3,921	3,476
Depreciation and amortization	447		418	383		335		307	1,248	537
Third-party distribution fees	2,983		2,687	2,307		2,549		2,694	7,977	6,828
Other	2,463		2,831	2,323		2,379		2,601	7,617	7,473
Total operating expenses	72,376		73,523	68,888		64,809		63,718	214,787	196,734
Operating income	40,792		33,511	27,950		26,035		26,705	102,253	61,457
Other Income/(Expenses):
Interest expense	(5,027)		(4,140)	(4,128)		(3,758)		(3,461)	(13,295)	(11,484)
Gain on revaluation/termination of deferred consideration—gold payments	—		—	—		—		—	—	61,953
Interest income	1,795		1,438	1,398		1,225		791	4,631	2,874
Impairments	—		—	—		(339)		(2,703)	—	(7,603)
Loss on extinguishment of convertible notes	(30,632)		—	—		—		—	(30,632)	(9,721)
Other losses and gains, net	(3,062)		(1,283)	2,592		1,602		(2,512)	(1,753)	(3,233)
Income before income taxes	3,866		29,526	27,812		24,765		18,820	61,204	94,243
Income tax expense	8,351		7,767	5,701		5,688		5,836	21,819	10,774
Net (loss)/income	$(4,485)		$21,759	$22,111		$19,077		$12,984	$39,385	83,469
(Loss)/earnings per share—basic	$(0.13	)(2)	$0.13 (2)	$0.14	(2)	$0.16	(2)	$0.07 (2)	$0.16 (2)	$0.50 (2)
(Loss)/earnings per share—diluted	$(0.13	)(2)	$0.13	$0.13		$0.16	(2)	$0.07	$0.16 (2)	$0.49
Weighted average common shares—basic	143,929		146,896	146,464		145,310		145,284	145,756	144,505
Weighted average common shares—diluted	143,929		166,359	165,268		171,703		177,140	162,691	169,997

As Adjusted (Non-GAAP(1))
Total revenues	$109,507		$107,034	$96,385		$90,844		$90,423
Total operating expenses	$68,715		$69,252	$67,740		$64,809		$63,718
Operating income	$40,792		$37,782	$28,645		$26,035		$26,705
Income before income taxes	$37,187		$36,083	$26,987		$23,908		$23,902
Income tax expense	$9,049		$9,008	$6,731		$5,342		$5,854
Net income	$28,768		$27,075	$20,256		$18,566		$18,048
Earnings per share—diluted	$0.18		$0.16	$0.12		$0.11		$0.10
Weighted average common shares—diluted	156,745		166,359	165,268		171,703		177,140

4

QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 5.7% from the second quarter of 2024 due to higher average AUM and the recognition of $3.7 million of other revenue related to legal and other related expenses expected to be covered by insurance described above. Operating revenues increased 25.2% from the third quarter of 2023 due to higher average AUM and higher other revenues attributable to our European listed exchange-traded products (“ETPs”).
•	Our average advisory fee was 0.37%, 0.37% and 0.36% during the third quarter of 2024, the second quarter of 2024 and the third quarter of 2023, respectively.

Operating Expenses

•	Operating expenses decreased 1.6% from the second quarter of 2024 primarily due to lower incentive compensation, partly offset by higher fund management and administration expenses.
•	Operating expenses increased 13.6% from the third quarter of 2023 primarily due to higher professional fees, which is inclusive of the legal and other related expected to be covered by insurance described above, as well as higher fund management and administration costs, incentive compensation and marketing expenses.

Other Income/(Expenses)

•	Interest expense increased 21.4% and 45.2% from the second quarter of 2024 and third quarter of 2023, respectively, due to a higher level of debt outstanding, partly offset by a lower average interest rate. The increase from the third quarter of 2023 also is due to the recognition of imputed interest on our obligation payable to Gold Bullion Holdings (Jersey) Limited (“GBH”), a subsidiary of the World Gold Council, in connection with our repurchase in November 2023 of our Series C Non-Voting Convertible Preferred Stock.
•	Interest income increased 24.8% and 126.9% from the second quarter of 2024 and the third quarter of 2023, respectively, due to a higher level of interest-earning assets.
•	During the third quarter of 2024, we recognized a loss on extinguishment of convertible notes of $30.6 million arising from the repurchase of $104.2 million aggregate principal amount of our 2028 Notes.
•	Other losses and gains, net was a loss of $3.1 million for the third quarter of 2024. This included a $4.0 million civil money penalty in connection with the SEC ESG Settlement. Also included are net gains of $0.8 million and $0.6 million on our financial instruments owned and our investments, respectively. Gains and losses also generally arise from the sale of gold and crypto earned from management fees paid by our physically-backed gold and crypto ETPs, foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•	Our effective income tax rate for the third quarter of 2024 was 216.0%, resulting in income tax expense of $8.4 million. The effective tax rate differs from the federal statutory rate of 21.0% primarily due to non-deductible loss on extinguishment of convertible notes, a non-deductible civil money penalty of $4.0 million and non-deductible executive compensation. These items were partly offset by a lower tax rate on foreign earnings.
•	Our adjusted effective income tax rate for the third quarter of 2024 was 23.9%(1).

NINE MONTH HIGHLIGHTS

•	Operating revenues increased 22.8% as compared to 2023 due to higher average AUM, higher other revenues attributable to our European listed ETPs and the recognition of $4.1 million of other revenue related to legal and other related expenses expected to be covered by insurance described above.
•	Operating expenses increased 9.2% as compared to 2023 primarily due to higher incentive and stock-based compensation expense and increased headcount, fund management and administration costs, marketing expenses, sales and business development expenses, third-party distribution fees, as well as higher depreciation and amortization. Operating expenses during the nine months ended September 30, 2024, also includes $4.1 million of legal and other related expenses expected to be covered by insurance that were incurred in connection with the SEC ESG Settlement. These increases were partly offset by lower contractual gold payments.
•	Significant items reported in other income/(expense) in 2024 include: a loss on extinguishment of convertible notes of $30.6 million arising from the repurchase of $104.2 million aggregate principal amount of our 2028 Notes; a civil money penalty of $4.0 million in connection with the SEC ESG Settlement; an increase in interest expense of 15.8% due to imputed interest on our obligation payable to GBH and higher level of debt outstanding, partly offset by a lower average interest rate; an increase in interest income of 61.1% due to an increase in our interest-earning assets; net gains on our financial instruments owned of $2.6 million; and losses on our investments of $0.6 million. Gains and losses also generally arise from the sale of gold earned on management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.
•	Our effective income tax rate for 2024 was 35.6%, resulting in an income tax expense of $21.8 million. Our tax rate differs from the federal statutory rate of 21.0% primarily due to non-deductible loss on extinguishment of convertible notes, a non-deductible civil money penalty of $4.0 million and non-deductible executive compensation. These items were partly offset by a lower tax rate on foreign earnings.

5

CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, October 25, 2024 at 11:00 a.m. ET, which can be accessed using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=kZrhyzrd.

Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the participant international toll-free access numbers. To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time. All earnings materials and the webcast can be accessed through WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will also be available shortly after the call.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models, solutions and products leveraging blockchain technology. We empower investors and consumers to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing and have launched next-generation digital products, services and structures, including digital or blockchain-enabled mutual funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime® and institutional platform, WisdomTree Connect™.*

* The WisdomTree Prime digital wallet and digital asset services and WisdomTree Connect institutional platform are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, in select U.S. jurisdictions and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://www.wisdomtreeprime.com, the WisdomTree Prime mobile app or https://wisdomtreeconnect.com for more information.

WisdomTree currently has approximately $112.9 billion in assets under management globally.

For more information about WisdomTree, WisdomTree Connect and WisdomTree Prime, visit: https://www.wisdomtree.com.

Please visit us on X, at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through the WisdomTree Prime app and WisdomTree Connect are not endorsed, indemnified or guaranteed by any regulatory agency.

(1)	See “Non-GAAP Financial Measurements.”
(2)	Earnings per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method. In addition, the three and nine months ended September 30, 2024 includes a loss of $11,375 recognized upon the repurchase of our Series A Non-Voting Convertible Preferred Stock convertible into approximately 14.75 million shares of common stock from ETFS Capital Limited and $1,868 of stock repurchase excise taxes. The three months ended December 31, 2023 includes a gain of $7,966 recognized upon the repurchase of our Series C Non-Voting Convertible Preferred Stock convertible into approximately 13.1 million shares of common stock from GBH. These items are excluded from net income, but are required to be added to net income to arrive at income available to common stockholders in the calculation of EPS. These items are excluded from our EPS when computed on a non-GAAP basis.

Contact Information:

Investor Relations	Media Relations
Jeremy Campbell	Natasha Ramsammy
+1.917.267.3859	+1.917.267.3798
jeremy.campbell@wisdomtree.com	nramsammy@wisdomtree.com / wisdomtree@fullyvested.com

6

WISDOMTREE, INC. AND SUBSIDIARIES

KEY OPERATING STATISTICS

(Unaudited)

	Three Months Ended
	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023
GLOBAL ETPs ($ in millions)

Beginning of period assets	$109,686	$107,230	$100,124	$93,735	$93,666
(Outflows)/inflows	(2,395)	340	1,990	(255)	1,983
Market appreciation/(depreciation)	5,286	2,116	5,116	6,644	(1,914)
End of period assets	$112,577	$109,686	$107,230	$100,124	$93,735
Average assets during the period	$110,369	$108,392	$102,360	$96,533	$95,743
Average advisory fee during the period	0.37%	0.37%	0.36%	0.36%	0.36%
Revenue days	92	91	91	92	92
Number of ETPs—end of the period	352	350	338	337	344

U.S. LISTED ETFs ($ in millions)

Beginning of period assets	$79,722	$78,087	$72,486	$68,018	$65,903
(Outflows)/inflows	(1,650)	1,106	1,983	(67)	3,601
Market appreciation/(depreciation)	3,195	529	3,618	4,535	(1,486)
End of period assets	$81,267	$79,722	$78,087	$72,486	$68,018
Average assets during the period	$80,335	$78,436	$74,730	$69,693	$68,008
Number of ETFs—end of the period	78	78	77	76	80

EUROPEAN LISTED ETPs ($ in millions)

Beginning of period assets	$29,964	$29,143	$27,638	$25,717	$27,763
(Outflows)/inflows	(745)	(766)	7	(188)	(1,618)
Market appreciation/(depreciation)	2,091	1,587	1,498	2,109	(428)
End of period assets	$31,310	$29,964	$29,143	$27,638	$25,717
Average assets during the period	$30,034	$29,956	$27,630	$26,840	$27,735
Number of ETPs—end of the period	274	272	261	261	264

PRODUCT CATEGORIES ($ in millions)

U.S. Equity
Beginning of period assets	$31,834	$31,670	$29,156	$25,643	$26,001
Inflows	328	221	536	487	864
Market appreciation/(depreciation)	2,481	(57)	1,978	3,026	(1,222)
End of period assets	$34,643	$31,834	$31,670	$29,156	$25,643
Average assets during the period	$33,175	$31,252	$30,056	$26,821	$26,501

Commodity & Currency
Beginning of period assets	$21,987	$21,944	$21,336	$20,466	$22,384
Outflows	(741)	(1,499)	(460)	(449)	(1,814)
Market appreciation/(depreciation)	1,788	1,542	1,068	1,319	(104)
End of period assets	$23,034	$21,987	$21,944	$21,336	$20,466
Average assets during the period	$22,016	$22,437	$20,837	$21,254	$22,278

Fixed Income
Beginning of period assets	$21,430	$21,218	$21,197	$21,797	$20,215
(Outflows)/inflows	(897)	236	(14)	(715)	1,670
Market appreciation/(depreciation)	234	(24)	35	115	(88)
End of period assets	$20,767	$21,430	$21,218	$21,197	$21,797
Average assets during the period	$21,135	$21,277	$21,082	$21,889	$20,965

7

	Three Months Ended
	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023
International Developed Market Equity
Beginning of period assets	$19,385	$18,103	$15,103	$13,902	$13,423
(Outflows)/inflows	(1,391)	1,253	1,599	9	798
Market appreciation/(depreciation)	81	29	1,401	1,192	(319)
End of period assets	$18,075	$19,385	$18,103	$15,103	$13,902
Average assets during the period	$18,636	$18,809	$16,688	$14,266	$13,873

Emerging Market Equity
Beginning of period assets	$11,875	$11,189	$10,726	$9,569	$9,191
(Outflows)/inflows	(20)	57	217	412	451
Market appreciation/(depreciation)	597	629	246	745	(73)
End of period assets	$12,452	$11,875	$11,189	$10,726	$9,569
Average assets during the period	$12,083	$11,448	$10,900	$9,833	$9,652

Leveraged & Inverse
Beginning of period assets	$1,922	$1,828	$1,815	$1,781	$1,864
Inflows/(outflows)	71	(18)	(50)	(59)	(1)
Market appreciation/(depreciation)	89	112	63	93	(82)
End of period assets	$2,082	$1,922	$1,828	$1,815	$1,781
Average assets during the period	$1,962	$1,905	$1,792	$1,803	$1,894

Cryptocurrency
Beginning of period assets	$838	$874	$414	$243	$248
Inflows	201	75	158	28	10
Market (depreciation)/appreciation	15	(111)	302	143	(15)
End of period assets	$1,054	$838	$874	$414	$243
Average assets during the period	$917	$856	$614	$325	$238

Alternatives
Beginning of period assets	$415	$404	$377	$334	$340
Inflows	54	15	4	32	5
Market (depreciation)/appreciation	1	(4)	23	11	(11)
End of period assets	$470	$415	$404	$377	$334
Average assets during the period	$445	$408	$391	$342	$342

Headcount	314	304	300	303	299

Note: Previously issued statistics may be restated due to fund closures and trade adjustments.

Source: WisdomTree

8

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Sept 30, 2024	Dec. 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$176,483	$129,305
Financial instruments owned, at fair value	77,341	58,722
Accounts receivable	45,200	35,473
Prepaid expenses	6,968	5,258
Other current assets	1,173	1,036
Total current assets	307,165	229,794
Fixed assets, net	389	427
Securities held-to-maturity	212	230
Deferred tax assets, net	8,568	11,057
Investments	8,764	9,684
Right of use assets—operating leases	1,220	563
Goodwill	86,841	86,841
Intangible assets, net	605,802	605,082
Other noncurrent assets	474	459
Total assets	$1,019,435	$944,137
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$30,200	$30,085
Compensation and benefits payable	30,087	38,111
Payable to Gold Bullion Holdings (Jersey) Limited (“GBH”)	14,804	14,804
Income taxes payable	5,798	3,866
Operating lease liabilities	950	578
Accounts payable and other liabilities	24,634	15,772
Total current liabilities	106,473	103,216
Convertible notes—long term	511,406	274,888
Payable to GBH	26,368	24,328
Operating lease liabilities—long term	270	—
Total liabilities	644,517	402,432
Preferred stock:
Series A Non-Voting Convertible, par value $0.01; Zero and 14.750 shares authorized, issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	132,569
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 146,104 and 150,330 at September 30, 2024 and December 31, 2023, respectively	1,461	1,503
Additional paid-in capital	265,564	312,440
Accumulated other comprehensive income/(loss)	995	(548)
Retained earnings	106,898	95,741
Total stockholders’ equity	374,918	409,136
Total liabilities and stockholders’ equity	$1,019,435	$944,137

9

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$39,385	$83,469
Adjustments to reconcile net income to net cash provided by operating activities:
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(39,028)	(37,632)
Loss on extinguishment of convertible notes	30,632	9,721
Stock-based compensation	15,952	12,422
(Gains)/losses on financial instruments owned, at fair value	(2,575)	1,006
Deferred income taxes	2,103	1,282
Imputed interest on payable to GBH	2,039	—
Amortization of issuance costs—convertible notes	1,266	1,443
Depreciation and amortization	1,248	537
Amortization of right of use asset	976	963
Losses on investments	619	1,245
Gain on revaluation/termination of deferred consideration—gold payments	—	(61,953)
Impairments	—	7,603
Contractual gold payments	—	6,069
Other	—	(1,569)
Changes in operating assets and liabilities:
Accounts receivable	(9,344)	(7,346)
Prepaid expenses	(1,635)	(1,826)
Gold and other precious metals	38,603	30,629
Other assets	(150)	356
Fund management and administration payable	(6)	3,577
Compensation and benefits payable	(8,251)	(8,786)
Income taxes payable	1,919	2,802
Operating lease liabilities	(991)	(955)
Accounts payable and other liabilities	6,124	5,293
Net cash provided by operating activities	78,886	48,350
Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	(57,855)	(56,837)
Purchase of investments	—	(10,000)
Cash paid—software development	(1,790)	—
Purchase of fixed assets	(128)	(93)
Proceeds from the sale of financial instruments owned, at fair value	42,388	102,276
Proceeds from the exit from investment in Securrency, Inc.	465	—
Proceeds from held-to-maturity securities maturing or called prior to maturity	18	22
Receipt of contingent consideration—Sale of Canadian ETF business	—	1,477
Acquisition of Securrency Transfers, Inc. (net of cash acquired)	—	(985)
Net cash (used in)/provided by investing activities	(16,902)	35,860
Cash flows from financing activities:
Repurchase of Series A Non-Voting Convertible Preferred Stock	(143,812)	—
Repurchase and maturity of convertible notes	(132,713)	(184,272)
Common stock repurchased	(62,870)	(3,570)
Dividends paid	(14,745)	(14,897)
Issuance costs—convertible notes	(7,667)	(3,548)
Repurchase costs—Series A Non-Voting Convertible Preferred Stock	(132)	—
Proceeds from the issuance of convertible notes	345,000	130,000
Termination of deferred consideration—gold payments	—	(50,005)
Issuance costs—Series C Non-Voting Convertible Preferred Stock	—	(97)
Net cash used in financing activities	(16,939)	(126,389)
Increase/(decrease) in cash flow due to changes in foreign exchange rate	2,133	(441)
Net increase/(decrease) in cash, cash equivalents and restricted cash	47,178	(42,620)
Cash, cash equivalents and restricted cash—beginning of year	129,305	132,101
Cash, cash equivalents and restricted cash—end of period	$176,483	$89,481
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$17,807	$8,069
Cash paid for interest	$9,913	$8,272

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NON-GAAP FINANCIAL MEASUREMENTS

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Revenues, Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted revenues, operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Legal and other related expenses expected to be covered by insurance: We have incurred $4.1 million of legal and other related expenses in connection with the SEC ESG Settlement that are expected to be covered by insurance. GAAP requires that such covered expenses be reported gross in the income statement such that revenues are recorded to offset expenses incurred. We offset the revenues and related expenses when calculating our non-GAAP financial measurements as the gross presentation serves to overstate our revenues and expenses recognized in the ordinary course of business.

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce volatility in earnings and are not core to our operating business.

Tax windfalls and shortfalls upon vesting of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

Imputed interest on our payable to the Gold Bullion Holdings (Jersey) Limited (“GBH”): During the fourth quarter of 2023, we repurchased our Series C Non-Voting Convertible Preferred Stock, which was convertible into approximately 13.1 million shares of WisdomTree common stock, from GBH, a subsidiary of the World Gold Council, for aggregate cash consideration of approximately $84.4 million. Under the terms of the transaction, we paid GBH $40.0 million on the closing date, with the remainder of the purchase price payable in equal annual installments on the first, second and third anniversaries of the closing date, with no requirement to pay interest. Under US GAAP, the obligation is recorded at its present value utilizing a market rate of interest on the closing date of 7.0% and the corresponding discount is amortized as interest expense pursuant to the effective interest method of accounting over the life of the obligation. We exclude this item when calculating our non-GAAP financial measurements as recognition of interest expense is non-cash and contrary to the stated terms of our obligation.

Other items: Losses on extinguishment of convertible notes, a civil money penalty in connection with the SEC ESG Settlement, gains and losses recognized on our investments, changes in deferred tax asset valuation allowance, expenses incurred in response to an activist campaign and impairments are excluded when calculating our non-GAAP financial measurements.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total adjusted operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total adjusted operating revenues.

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GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023

Net loss, as reported	$(4,485)	$21,759	$22,111	$19,077	$12,984
Add back: Loss on extinguishment of convertible notes, net of income taxes	30,128	—	—	—	—
Add back: Civil money penalty in connection with SEC ESG Settlement	4,000	—	—	—	—
(Deduct)/add back: (Gains)/losses on financial instruments owned, net of income taxes	(607)	220	(1,562)	(370)	1,479
Add back: Imputed interest on payable to GBH, net of income taxes	528	513	504	224	—
(Deduct)/add back: (Gains)/losses recognized on investments, net of income taxes	(436)	998	(93)	(336)	323
(Deduct)/add back: (Decrease)/increase in deferred tax asset valuation allowance on financial instruments owned and investments	(335)	391	(531)	(280)	1,234
(Deduct)/add back: Tax (windfalls)/shortfalls upon vesting of stock-based compensation awards	(25)	(40)	(699)	(6)	(18)
Add back: Expenses incurred in response to an activist campaign, net of income taxes	—	3,234	526	—	—
Add back: Impairments, net of income taxes	—	—	—	257	2,046
Adjusted net income	$28,768	$27,075	$20,256	$18,566	$18,048
Weighted average common shares—diluted	156,745	166,359	165,268	171,703	177,140
Adjusted earnings per share—diluted	$0.18	$0.16	$0.12	$0.11	$0.10

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023

Operating revenues	$113,168	$107,034	$96,838	$90,844	$90,423
Less: Legal and other related expenses expected to be covered by insurance	(3,661)	—	(453)	—	—
Operating revenues, as adjusted	$109,507	$107,034	$96,385	$90,844	$90,423
Less: Fund management and administration	(21,004)	(20,139)	(19,962)	(18,445)	(18,023)
Gross margin	$88,503	$86,895	$76,423	$72,399	$72,400
Gross margin percentage	80.8%	81.2%	79.3%	79.7%	80.1%

	Three Months Ended
Adjusted Operating Revenues, Operating Income and Adjusted	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Operating Income Margin:	2024	2024	2024	2023	2023

Operating revenues	$113,168	$107,034	$96,838	$90,844	$90,423
Deduct: Legal and other related expenses expected to be covered by insurance	(3,661)	—	(453)	—	—
Operating revenues, as adjusted	$109,507	$107,034	$96,385	$90,844	$90,423
Operating income	$40,792	$33,511	$27,950	$26,035	$26,705
Add back: Expenses incurred in response to an activist campaign	—	4,271	695	—	—
Adjusted operating income	$40,792	$37,782	$28,645	$26,035	$26,705
Adjusted operating income margin	37.3%	35.3%	29.7%	28.7%	29.5%

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	Three Months Ended
Adjusted Total Operating Expenses:	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023

Total operating expenses	$72,376	$73,523	$68,888	$64,809	$63,718
Deduct: Legal and other related expenses expected to be covered by insurance	(3,661)	—	(453)	—	—
Deduct: Expenses incurred in response to an activist campaign	—	(4,271)	(695)	—	—
Adjusted total operating expenses	$68,715	$69,252	$67,740	$64,809	$63,718

	Three Months Ended
Adjusted Income Before Income Taxes:	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023

Income before income taxes	$3,866	$29,526	$27,812	$24,765	$18,820
Add back: Loss on extinguishment of convertible notes	30,632	—	—	—	—
Add back: Civil money penalty in connection with SEC ESG Settlement	4,000	—	—	—	—
(Deduct)/add back: (Gains)/losses on financial instruments owned	(802)	291	(2,063)	(489)	1,953
Add back: Imputed interest on payable to GBH	697	677	666	296	—
(Deduct)/add back: (Gains)/losses recognized on investments	(576)	1,318	(123)	(1,003)	426
Add back: Expenses incurred in response to an activist campaign	—	4,271	695	—	—
Add back: Impairments	—	—	—	339	2,703
Adjusted income before income taxes	$37,817	$36,083	$26,987	$23,908	$23,902

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Sept. 30, 2024	June 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023

Adjusted income before income taxes (above)	$37,817	$36,083	$26,987	$23,908	$23,902
Income tax expense	$8,351	$7,767	$5,701	$5,688	$5,836
Add back: Tax benefit arising from extinguishment of convertible notes	504	—	—	—	—
Add back/(deduct): Decrease/(increase) in deferred tax asset valuation allowance on financial instruments owned and investments	335	(391)	531	280	(1,234)
(Deduct)/add back: Tax (expense)/benefit arising from losses/(gains) on financial instruments owned	(195)	71	(501)	(119)	474
Add back: Tax benefit on imputed interest	169	164	162	72	—
(Deduct)/add back: Tax (expense)/benefit on losses/(gains) on investments	(140)	320	(30)	(667)	103
Add back/(deduct): Tax windfalls/(shortfalls) upon vesting of stock-based compensation awards	25	40	699	6	18
Add back: Tax benefit arising from expenses incurred in response to an activist campaign	—	1,037	169	—	—
Add back: Tax benefit arising from impairments	—	—	—	82	657
Adjusted income tax expense	$9,049	$9,008	$6,731	$5,342	$5,854
Adjusted effective income tax rate	23.9%	25.0%	24.9%	22.3%	24.5%

13

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;
•	anticipated levels of inflows into and outflows out of our ETPs;
•	our ability to deliver favorable rates of return to investors;
•	competition in our business;
•	whether we will experience future growth;
•	our ability to develop new products and services and their potential for success;
•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;
•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Prime® and WisdomTree Connect™, and achieve its objectives;
•	our ability to successfully operate and expand our business in non-U.S. markets;
•	the effect of laws and regulations that apply to our business; and
•	actions of activist stockholders.

Our business is subject to many risks and uncertainties, including without limitation:

•	declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;
•	fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to events such as a pandemic or war, geopolitical conflicts, political events, acts of terrorism and other matters beyond our control, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or increase the cost of borrowing upon a refinancing;
•	competitive pressures could reduce revenues and profit margins;
•	we derive a substantial portion of our revenues from a limited number of products, and, as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;
•	a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;
•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;
•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally, and as we expand our digital assets product offerings and services beyond our existing ETP business;
•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline;
•	we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and
•	actions of activist stockholders against us, which have been costly and may be disruptive and cause uncertainty about the strategic direction of our business.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent reports filed with or furnished to the SEC.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

Category: Business Update

14